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                                   SCHEDULE A
                                   ----------

                              DELAWARE POOLED TRUST

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                          EFFECTIVE AS OF JUNE 28, 2002

The All-Cap Growth Equity Portfolio
The Core Fixed Income Portfolio
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Focused Value Portfolio
The Global Equity Portfolio
The Global Fixed Income Portfolio
The High-Yield Bond Portfolio
The Intermediate Fixed Income Portfolio
The International Equity Portfolio
The International Fixed Income Portfolio
The International Large-Cap Equity Portfolio
The International Small-Cap Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Growth Equity Portfolio
The Large-Cap Value Equity Portfolio
The Mid-Cap Growth Equity Portfolio
The Real Estate Investment Trust Portfolio
The Real Estate Investment Trust Portfolio II
The Small-Cap Growth Equity Portfolio
The Small-Cap Value Equity Portfolio

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
AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.               DELAWARE POOLED TRUST
                                             for its series set forth in this Schedule A



By:    /s/ Douglas L. Anderson               By:    /s/ David K. Downes
       ---------------------------------            ----------------------------------
Name:  Douglas L. Anderson                   Name:  David K. Downes
Title: Senior Vice President/Operations      Title: President/Chief Executive Officer/
                                                    Chief Financial Officer
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